Exhibit 10.16

SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE (“Second Amendment”) is made this          day of March, 2008, by and between Nebraska Furniture Mart, Inc., a Nebraska corporation (“Landlord”), and Gordmans, Inc., d/b/a Gordmans, a Delaware corporation (“Tenant”).

WITNESSETH:

A. Landlord and Tenant entered into a certain Standard Form Industrial Building Lease (Multi- Tenant) (the “Original Lease”) dated as of December 2, 2005, as amended by that certain First Amendment to Industrial Building Lease (“First Amendment”) dated March 1, 2006, whereby Landlord leased to Tenant certain premises consisting of approximately 110,133 rentable square feet (the “Original Premises”) in the building commonly known as 402 South Rose Blumkin Drive, Omaha, Nebraska 68114 (the “Building”). The Original Lease and the First Amendment are herein referred to as the Lease.

B. Landlord and Tenant desire to amend the Lease to reflect the lease by Landlord to Tenant of certain additional space, upon the terms and provisions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. DEFINITIONS. Each capitalized term used in this Second Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2. FIRST ADDITIONAL PREMISES. Beginning on July 1, 2008 (“First Additional Premises Delivery Date”), Landlord the Original Premises shall be expanded to include approximately 30,480 rentable square feet of space (“First Additional Premises”) commonly known as 400 S. Rose Blumkin Drive, Omaha, Nebraska 68114 and depicted on Exhibit “A” attached hereto and made a part hereof. From and after the First Additional Premises Delivery Date, the “Premises” as used and defined in the Lease shall be the Original Premises and the First Additional Premises. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the First Additional Premises to Tenant on the date stated herein for causes outside Landlord’s reasonable control. If Landlord is unable to deliver possession of the First Additional Premises to Tenant by such date, then such date shall be deferred until Landlord can deliver possession of the First Additional Premises to Tenant.

3. TERM. The “Expiration Date” of the Lease shall be May 31, 2016.

4. RENT.

4.1. Base Rent. Beginning on September 1, 2008, “Base Rent” under the Lease shall be as follows: (a) $25,679.14 through May 31, 2011; and (b) $28,659.38 from June 1, 2011 through May 31, 2016.

4.2. Additional Rent. Beginning on September 1, 2008, “Tenant’s Proportionate Share” shall under the Lease shall be 49.72%.

5. ACCEPTANCE OF PREMISES.

5.1 Landlord’s Work Items. Landlord agrees to complete the matters set forth on Exhibit “B” attached hereto and made a part hereof (“Landlord’s Work Items”). Except as set forth above, no failure to tender possession of the First Additional Premises to Tenant on or before the First Additional Premises Delivery Date or complete Landlord’s Work Items as required hereunder shall: (a) in any way affect any other obligations of Tenant hereunder, or (b) extend the Expiration Date. Tenant’s acceptance of possession of the

First Additional Premises upon Landlord’s tender thereof shall constitute Tenant’s acknowledgment that the First Additional Premises are in good order and satisfactory condition and Landlord has satisfied its obligations for the Landlord Work Items.

5.2. Condition of Premises. Tenant acknowledges that it has made its own inspection of the First Additional Premises and the Property and that, except to the extent of Landlord’s obligations under Section 5.1 above, neither Landlord, nor any representative of Landlord, has made any representation as to the condition of the First Additional Premises or Property or the suitability of the First Additional Premises for Tenant’s intended use and the First Additional Premises shall be delivered to Tenant “AS IS” “WHERE IS” with all faults. Landlord and Tenant mutually agree on the rentable square feet of the First Additional Premises and the Building and the same shall not be subject to adjustment or re-measurement.

6. SIGNAGE. Tenant shall be allowed to install one prototypical exterior wall mounted sign to the exterior of the North side of the First Additional Premises whose total area does not exceed 200 square feet following written approval by Landlord of plans and specifications for such sign. All signs installed by Tenant shall be at Tenant’s sole cost and expense and shall be installed in compliance with all applicable Laws (as defined below). Tenant shall remove all signs of Tenant upon the expiration or earlier termination of the Lease and, at Landlord’s request, fill any holes in the Building caused by the signage, and repaint the surface of the Building where the signage was located.

7. BROKER. Tenant covenants, warrants and represents that N&M Brokerage Services, L.L.C. was the only broker to represent Tenant in the negotiation of this Second Amendment (“Tenant’s Broker”). Landlord covenants, warrants and represents that CB Richard Ellis|MEGA was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”). Landlord shall be solely responsible for paying the commission of Landlord’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of the Lease.

8. BINDING EFFECT. The Original Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Original Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. This Second Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

9. SUBMISSION. Submission of this Second Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Second Amendment unless and until this Second Amendment is fully signed and delivered by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

LANDLORD: Nebraska Furniture, Mart, Inc., a Nebraska corporation

By:
Its:	President

TENANT Gordmans, Inc. d/b/a Gordmans, a Delaware corporation

By:
Its:	President - CEO

EXHIBIT “A”

First Additional Premises